                                                                    EXHIBIT 3.05



                                    BY-LAWS

                                      OF

                             STAR SCIENTIFIC, INC.

                           (a Delaware Corporation)

                                  ARTICLE I.
                                    OFFICES


          SECTION 1.  REGISTERED OFFICE.  The registered office of Star
                      -----------------
Scientific, Inc. (hereinafter called the "Corporation") in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is the Corporation Service Company, 1013 Centre Road, Wilmington, Delaware, 19805.

          SECTION 2.  OTHER OFFICES.  The Corporation may also have offices at
                      -------------
such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter called the "Board") may from time to time appoint or the business of the Corporation may require.

                                  ARTICLE II.
                           MEETING OF STOCKHOLDERS.
                           -----------------------

          SECTION 1.  PLACE OF MEETING.  Meetings of the stockholders shall be
                      ----------------
held either within or without the State of Delaware at such place as the Board may fix and in such manner as the Board may determine.

          Alternatively, the Board, in its sole discretion, may determine that such meetings be held solely by means of remote communication. For any meeting of Stockholders to be held by remote communication, the Corporation shall (a) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxyholder, (b) implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

          SECTION 2.  ANNUAL MEETINGS.  The annual meeting of stockholders shall
                      ---------------
be held in each year on the date specified by the Board for the election of directors and for such other business as may properly be conducted at such meeting.

          SECTION 3.  SPECIAL MEETINGS.  Special meetings of the stockholders
                      ----------------
for any purpose or purposes may be called by the directors pursuant to the provisions of Section 10 of Article II of these By-Laws.
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          SECTION 4.  NOTICE.  Notice of every meeting of stockholders shall
                      ------
state the hour, means of remote communication, if any, date and place, if any, thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, not less than ten (10) and not more than sixty (60) days before such meeting, be served upon, mailed, or transmitted electronically to each stockholder of record entitled to vote thereat, at such stockholder's address as it appears upon the stock records of the Corporation.

          Notice of the hour, means of remote communication, if any, by which stockholders or proxyholders may be deemed to be present and vote at such meeting, date, place, if any, and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend in person, by proxy, or by remote communication and shall not object to the holding of such meeting for lack of proper notice, or if every absent stockholder entitled to such notice shall in writing or by electronic transmission, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

          SECTION 5.  QUORUM.  Except as otherwise provided by law or by the
                      ------
Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or by means of remote communication, or represented by proxy shall constitute a quorum for the transaction of business at all meetings of stockholders.

          SECTION 6.  VOTING.  At each meeting of stockholders, every
                      ------
stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder's name on the books of the Corporation, and, in the election of directors, may vote cumulatively to the extent and in the manner authorized in the Certificate of Incorporation. At each such meeting every stockholder shall be entitled to vote in person or by means of remote communication, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

          All elections of directors shall be held by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

          At any meeting at which a quorum is present, a plurality of votes properly cast for election to fill any vacancy on the Board shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-Laws, or otherwise.

          SECTION 7.  ORGANIZATION.  The Chairman of the Board, if there be one,
                      ------------
or in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of

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the Chairman of the Board and the Chief Executive Officer, the President, shall call meetings of the stockholders to order and shall act as the presiding officer thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in such person's absence, the presiding officer may appoint a secretary.

          SECTION 8.  INSPECTORS OF ELECTION.  The Board, in advance of any
                      ----------------------
stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or if inspectors shall not have been so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

          The inspectors, if so appointed, shall determine the number of shares of capital stock outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. No director or candidate for office shall act as an inspector of an election of directors.

          SECTION 9.  LISTS OF STOCKHOLDERS.  The officer who has charge of the
                      ---------------------
stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Nothing contained in this Section 9 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) during ordinary business hours, at the principal place of business of the Corporation, or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

          SECTION 10. ACTION WITHOUT MEETING.  Any action required or permitted
                      ----------------------
to be taken by the stockholders of the Corporation must be effected at a duly called

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annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution approved by a majority of the entire Board.

          SECTION 11. ADJOURNMENT.  At any meeting of stockholders of the
                      -----------
Corporation, if less than a quorum shall be present, a majority of the stockholders entitled to vote thereat, present in person or by means of remote communication, or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                 ARTICLE III.
                                  DIRECTORS.
                                  ---------

          SECTION 1.  GENERAL POWERS.  The management of the business and the
                      --------------
conduct of the affairs of the Corporation shall be vested in the Board. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these By-Laws.

          SECTION 2.  NUMBER AND TERM.  A director need not be a stockholder, a
                      ---------------
citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board shall be at least one. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of the directors, or if the number is not fixed, the number shall be three. The number of directors may be increased or decreased only by action of the directors. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The persons receiving the votes of a majority of the stock represented at the meeting shall be directors for the term prescribed by these By-Laws or until their successors shall be elected.

          SECTION 3.  RESIGNATIONS.  Any director of the Corporation may resign
                      ------------
at any time by giving notice in writing or by electronic transmission to the Board or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.  REMOVAL BY STOCKHOLDERS.  Any director may be removed
                      -----------------------
from office, with or without cause, only by the affirmative vote of the holders of 80%

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of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

          SECTION 5.  VACANCIES.  Newly created directorships resulting from
                      ---------
any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          SECTION 6.  MEETINGS.  An annual organizational meeting of the Board
                      --------
shall be held immediately after each annual meeting of the stockholders, or at such time by means of remote communication, if any, and place, if any, as may be noticed for the meeting. At such organizational meeting, the directors, including the newly elected directors shall elect officers and transact any other business which may properly come before the meeting.

          Regular meetings of the Board may be held without notice by means of remote communication, if any, or at such places, within or without the State of Delaware, and times as shall be determined from time to time by resolution of the directors.

          Special meetings of the Board shall be called by the Chairman of the Board, Chief Executive Officer or Secretary on the request in writing or by means of electronic communication of any director with at least two (2) days' oral, electronic or written notice to each director and shall be held by remote communication, or at such place, within or without the State of Delaware, as may be determined by the directors or as shall be stated in the notice of meeting.

          Meetings may be held at any time and place, if any, or without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by electronic transmission, waive notice thereof.

          SECTION 7.  QUORUM, VOTING AND ADJOURNMENT.  A majority of the total
                      ------------------------------
number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of a majority of the directors present in person or by remote communication at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat in person or by remote communication may adjourn such meeting to another time and place, if any. Notice of the next meeting need not be given to the directors present in person or by remote communication at the adjourned meeting if the time and place, if any of the next meeting are announced at the meeting so adjourned.

          SECTION 8.  COMMITTEES.  The Board may, by resolution passed by a
                      ----------
majority of the Board, designate one or more committees, including but not limited to an Executive Committee, Compensation Committee and an Audit Committee, each such committee

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to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend, or recommend to the stockholders the amendment of, these By-Laws. Unless a resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required.

          SECTION 9.  ACTION WITHOUT A MEETING.  Unless otherwise restricted by
                      ------------------------
the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board, or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

          SECTION 10. COMPENSATION.  The Board shall have the authority to fix
                      ------------
the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

          SECTION 11. TELEPHONIC OR ELECTRONIC MEETINGS.  Unless otherwise
                      ---------------------------------
restricted by the Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone, remote communication or similar communications equipment in which all persons participating in the meeting can hear, speak and/or communicate with each other. Participation in any such meeting shall constitute presence in person at such meeting.

                                  ARTICLE IV.
                                   OFFICERS.
                                   --------

          SECTION 1.  OFFICERS.  The Board shall elect a President and a
                      --------
Secretary and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers as deemed necessary or appropriate. In addition, the Board of Directors may, in its discretion, elect one of the aforementioned officers to serve as Chief Executive Officer and/or Chief Operating Officer and such person or persons shall exercise and perform such powers and duties for such term or terms as the Board of Directors may determine from time to time. Such officers shall be elected initially at the first meeting of the Board and thereafter, at the annual meeting of the Board held after each annual meeting of stockholders, and each shall hold office until the next annual meeting and until their successors is elected and qualified or until his or her earlier death, resignation or removal. The powers and duties of more than one office may be exercised and performed by the same person.

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

          SECTION 2.  OTHER OFFICERS AND AGENTS.  The Board may appoint such
                      -------------------------
other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board.

          SECTION 3.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if
                      ---------------------
there be one, shall be a member of the Board and shall preside at all meetings of the Board and of the stockholders. He shall have such powers and perform such duties as from time to time may be assigned to him by the Board.

          SECTION 4.  PRESIDENT.  The President shall be a member of the Board
                      ---------
and shall have such powers and perform such other duties as prescribed from time to time by the Board.

          In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board. In the absence, disability or refusal of the Chairman of the Board and President to act, or the vacancy of such offices, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board. Except as the Board shall otherwise provide with respect to a given transaction or act, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal of the Corporation to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

          SECTION 5.  CHIEF EXECUTIVE OFFICER/CHIEF OPERATING OFFICER.  In the
                      -----------------------------------------------
event that the Board elects a Chief Executive Officer and/or a Chief Operating Officer, the person or persons so elected or the members of such office shall individually or jointly, as the case may be, have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board. The Chief Executive Officer and/or the Chief Operating Officer, as the case may be, also shall have such powers and perform such other duties as prescribed from time to time by the Board of Directors.

          SECTION 6.  VICE PRESIDENTS.  Each Vice President, of whom one or
                      ---------------
more may be designated a Senior Vice President, or an Executive Vice President, shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or her by the President or the Board of Directors.

          SECTION 7.  SECRETARY.  The Secretary shall (i) keep the minutes of
                      ---------
all meetings of the stockholders and of the Board in books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of law and these By-Laws; (iii) maintain custody of the records and of the corporate seal or seals of the Corporation; (iv) see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, may attest the same; and (v) perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned by the Board. In addition, the Secretary may sign, with the President, certificates of stock of the Corporation.

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

          SECTION 8.  TREASURER.  The Treasurer shall have charge of and be
                      ---------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board; he or she may endorse for collection on behalf of the Corporation checks, notes and other obligations; he or she may sign receipts and vouchers for payments made to the Corporation; he or she may sign checks of the Corporation, singly or jointly with another person as the Board may authorize, and pay out and dispose of the proceeds under the direction of the Board; he or she shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation and; he or she shall perform all the duties incident as from time to time may be assigned to him by the Board.

          SECTION 9.  ASSISTANT TREASURER AND ASSISTANT SECRETARY.  Each
                      -------------------------------------------
Assistant Treasurer and each Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Treasurer and Secretary respectively, and shall perform such other duties as the Board shall prescribe.

          SECTION 10. OWNERSHIP OF STOCK OF ANOTHER CORPORATION.  The Chairman
                      -----------------------------------------
of the Board, the President or the Treasurer, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

          SECTION 11. DELEGATION.  In the absence, disability or refusal of any
                      ----------
officer to exercise and perform his or her duties, the Board may delegate all or any of the powers and duties of any officer to any other officer.

          SECTION 12. RESIGNATION AND REMOVAL.  Any officer of the Corporation
                      -----------------------
may be removed, with or without cause, by action of the Board. An officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-Laws.

          SECTION 13. VACANCIES.  The Board shall have the power to fill
                      ---------
vacancies occurring in any office.

                                  ARTICLE V.
                            CERTIFICATES OF STOCK.
                            ---------------------

          SECTION 1.  FORM AND EXECUTION OF CERTIFICATES.  The interest of each
                      ----------------------------------
stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman of the Board, the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the corporate seal or a printed or engraved

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

facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

          SECTION 2.  TRANSFER OF SHARES.  The shares of the stock of the
                      ------------------
Corporation shall be transferrable on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 3.  CLOSING OF TRANSFER BOOKS.  The stock transfer books of
                      -------------------------
the Corporation may, if deemed appropriate by the Board, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when the issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

          SECTION 4.  DATES OF RECORD.  If deemed appropriate, the Board may
                      ---------------
fix in advance a date for such length of time not exceeding sixty (60) days (and, in the case of any meeting of stockholders, not less than ten (10) days) as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. If no such record date is so fixed, the record date shall be determined by applicable law.

          SECTION 5.  LOST OR DESTROYED CERTIFICATES.  A new certificate of
                      ------------------------------
stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board may, in its discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

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

          SECTION 6.  DIVIDENDS.  Subject to the provisions of the Certificate
                      ---------
of Incorporation, the Board may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                  ARTICLE VI.
                                MISCELLANEOUS.
                                -------------

          SECTION 1.  AMENDMENTS.  These By-Laws may be amended or repealed or
                      ----------
new By-Laws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, provided that the By-Laws adopted
                                             --------
by the Board may be amended or repealed by stockholders, and provided further
                                                             --------
that the affirmative vote of the holders of at least 80% of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class, shall be required to alter and adopt any provision inconsistent with or modify Section 10 of Article II of these By-Laws, Section 1, Section 2,
Section 4 or Section 5 of Article III of these By-Laws or this Section 1 of
Article VI.

          SECTION 2.  INDEMNIFICATION.  The Corporation shall, to the fullest
                      ---------------
extent permitted by the General Corporation Law of the State of Delaware, indemnify members of the Board and may, if authorized by the Board, indemnify its officers, employees and agents and any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters.

          SECTION 3.  FISCAL YEAR.  The fiscal year of the Corporation shall
                      -----------
end on December 31st of each year, or such other twelve consecutive months as determined from time to time by vote of the Board.

                                 ARTICLE VII.
                         NOTICE AND WAIVER OF NOTICE.
                         ---------------------------

          SECTION 1.  NOTICE.  Whenever notice is required to be given by law,
                      ------
the Certificate of Incorporation or these By-Laws, such notice may be mailed or given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by such person by written notice to the Corporation. Any such consent shall be deemed revoked if
(a) the Corporation is unable to deliver by electronic transmission two consecutive notices in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a
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revocation shall not invalidate any meeting or other action.

          Notice given pursuant to these By-Laws shall be deemed given: (a) if mailed, when deposited in the United States mail, postage pre-paid, addressed to the person entitled to such notice at his or her address as it appears on the books and records of the Corporation, (b) if by facsimile telecommunication, when directed to a number at which such person has consented

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to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which such person has consented to receive notice; (d) if by a posting on an electronic network together with separate notice to such person of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (e) if by any other form of electronic transmission, when directed to such person. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

          For purposes of these By-Laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

          SECTION 2.  WAIVER OF NOTICE.  Whenever notice is required to be
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given by law, the Certificate of Incorporation or these By-Laws, a waiver thereof submitted by electronic transmission or in writing signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of an individual at a meeting, in person or by means of remote communication, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and the execution by a person of a consent in writing or by electronic transmission in lieu of meeting shall constitute a waiver of notice of the action taken by such consent. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any such waiver or notice.

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